EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.1350, as adopted), Steven Gidumal, Chief Executive Officer and Chief Financial Officer of Golden Gate Homes, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2012, to which this Certification is attached as Exhibit 32 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

 2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hands hereto as of November 1, 2012.

/s/ Steven Gidumal
Steven Gidumal
Chairman of the Board, Chief Executive Officer
and Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)